UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124878	59-3796143
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12200 Herbert Wayne Court, Suite 150 (28078)

P.O. Box 3145

Huntersville, North Carolina 28070-3145

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 992-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2008, American Tire Distributors, Inc. (the “Buyer”), a wholly-owned subsidiary of American Tire Distributors Holdings, Inc.(“Holdings”), Am-Pac Tire Dist. Inc., a California corporation (the “Company”), ITOCHU International Inc, a New York corporation (“Itochu Inc.”), and ITOCHU Corporation, a Japanese corporation (“Itochu Corp.” and together with Itochu Inc. the “Sellers”), entered into a Stock Purchase Agreement (the “Purchase Agreement”).

Pursuant to the terms of the Purchase Agreement, the Buyer acquired all of the issued and outstanding capital stock of the Company from the Sellers at an aggregate purchase price of $75,000,000, subject to adjustment in respect of meeting or surpassing a specified working capital target for the Company as of the closing. The transactions contemplated by the Purchase Agreement, subject to certain post-closing covenants and indemnity rights, were completed simultaneously with the parties’ entry into the Purchase Agreement.

The Buyer, the Sellers and the Company made customary representations, warranties and covenants in the Purchase Agreement, including an agreement by the Sellers to indemnify the Buyer following the closing with respect to breaches of representations, warranties and covenants made by the Sellers in the Purchase Agreement. In connection with the foregoing indemnification, $9,750,000 of the purchase price was deposited by the Buyer into a separate escrow account. Unless the Buyer makes a proper claim for indemnity prior to the eighteenth (18th) month anniversary of the closing, any amounts remaining in escrow plus any of the proceeds earned thereon will be released to the Sellers.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1. The Purchase Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Holdings, the Buyer, the Sellers or the Company. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the Sellers and the Company to the Buyer in connection with the signing of the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Security holders are not third party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Holdings, the Buyer, the Sellers or the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Holdings’ public disclosures.

On December 19, 2008, Holdings and the Company issued a press release relating to the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.01.	Completion of Acquisition of Disposition of Assets

As set forth in Item 1.01 above, on December 18, 2008, American Tire Distributors Holdings, Inc.’s wholly owned subsidiary, American Tire Distributors, Inc., acquired all of the issued and outstanding capital stock of Am-Pac Tire Dist. Inc.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

American Tire Distributors Holdings, Inc. intends to file the financial statements of Am-Pac Tire Dist. Inc. and Tire Pros Francorp required under this item, as well as any required pro forma financial information, by amendment to this Form 8-K within 71 calendar days of the date that this report is required to be filed.

(d)	Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of December 18, 2008, by and among American Tire Distributors, Inc., ITOCHU International Inc., ITOCHU Corporation and Am-Pac Tire Dist. Inc.

99.1	Press Release dated December 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

Date: December 22, 2008	BY:	/s/ David L. Dyckman
David L. Dyckman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of December 18, 2008, by and among American Tire Distributors, Inc., ITOCHU International Inc., ITOCHU Corporation and Am-Pac Tire Dist. Inc.

99.1	Press Release dated December 19, 2008.